GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                               333 Clay, Suite 800
                            Houston, Texas 77002-4086
                                 (713) 308-5500

                                February 28, 1996




Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027




Gentlemen:

         We have acted as counsel for Seitel, Inc. (the "Company") in connection with the registration statement on Form S-8/S-3 of the Company (the "Registration Statement"), which will be filed on or about February 28, 1996, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to 2,051,122 shares (the "S-8 Shares") of common stock, par value $.01 per share, of the Company to be (a) issued by the Company pursuant to common stock purchase options issued under its 1993 Incentive Stock Option Plan (the "Option Plan"), and (b) issued by the Company pursuant to common stock purchase warrants issued under its 1995 Warrant Reload Plan (the "Reload Plan") and, for resale only, of some number of the S-8 shares which may be acquired by affiliates of the Company upon exercise of options under the Option Plan, or which will be issuable upon exercise of common stock purchase warrants (x) by affiliates of the Company and
(y) by non-affiliates to whom such warrants have been granted by the Company under the Reload Plan prior to the effective date of the Registration Statement (the "S-3 Shares").

         In the capacity as counsel for the Company, we have familiarized ourselves with the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that upon completion of the proceedings being taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, (i) the S-8 Shares acquired in accordance with the terms of the Option Plan; (ii) the S-8 Shares issued pursuant to the terms of common stock purchase warrants issued and to be issued under and in accordance with the Reload Plan;

and (iii) the S-3 Shares resold in the manner described in the S-3 Prospectus contained in the Registration Statement, will be validly issued, fully paid, and non-assessable.

         We are members of the Bar of the State of Texas and we do not express an opinion herein concerning any other law other than the laws of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.



                                            Very truly yours,

                                            GARDERE WYNNE SEWELL & RIGGS, L.L.P.


                                            BY: /s/ Daniel Cohen
                                                -------------------------------
                                                Daniel Cohen